UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2010

PARK ELECTROCHEMICAL CORP.
(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 South Service Road, Melville,	New York	11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code		(631) 465-3600

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

As previously reported, on September 12, 2008, the Board of Directors of Park Electrochemical Corp. (the "Company") authorized a restructuring of the operations of the Company’s Neltec Europe SAS and Neltec SA business units. A major component of such restructuring was the closure, in January of 2009, of the operations of Neltec Europe SAS, the Company’s digital electronic materials business unit located in Mirebeau, France. Although the Company continued fully the operations of its Neltec SA RF/microwave electronic materials business unit located in Lannemezan, France, the European restructuring included a reorganization of certain of the activities of Neltec SA. Neltec Europe SAS closed its operations in response to the very serious erosion of the markets for digital electronic materials in Europe and the migration of such markets to Asia. The market for such products in Europe had eroded to the point where the Company believed it was not possible for the Neltec Europe SAS business to be viable.

Based on updated estimates of the total costs to complete the closure of the Neltec Europe SAS business unit, as a result of recent additional information regarding such costs, including recent developments relating to certain employment litigation initiated after the closure and other ongoing expenses in excess of the original estimates, the Company will record an additional pre-tax charge of approximately $1.3 million in connection with the closure, in January of 2009, of its Neltec Europe SAS business unit in Mirebeau, France. The Company previously recorded a pre-tax charge of $4.1 million in connection with such closure in the fourth quarter of its fiscal year ended March 1, 2009.

The Company will record the additional charge in its third fiscal quarter ended November 28, 2010.  Since there is no tax benefit associated with this charge, this charge will result in a reduction in third quarter net earnings of approximately $1.3 million.

This additional charge does not relate in any way to the Company’s Neltec SA business unit in Lannemezan, France, which continues its normal operations.

The Company issued a news release on December 16, 2010 announcing the additional charge in connection with the closure, in January of 2009, of its Neltec Europe SAS business unit. A copy of such news release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

99.1	News Release dated December 16, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK ELECTROCHEMICAL CORP.

Date: December 20, 2010	By:	/s/ David R. Dahlquist
	Name:	David R. Dahlquist
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Number Exhibit	Description	Page

99.1	News Release dated December 16, 2010	5 & 6